UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2013

Lehigh Gas Partners LP

(Exact name of registrant specified in its charter)

Delaware	001-35711	45-4165414
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 West Hamilton Street, Suite 203

Allentown, PA 18101

(Address of principal executive offices, zip code)

(610) 625-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 19, 2013, the Compensation Committee of the Board (the “Committee”) modified the Performance-Based Equity Awards Program that was adopted on May 9, 2013, by the Committee. Specifically, the Committee changed (1) the EBITDA Target that the Partnership must meet or exceed for a participant to achieve a bonus to 110% of the Partnership’s budgeted earnings before interest, tax, depreciation and amortization for 2013 (the “EBITDA Target”) from 105% of the EBITDA Target; and (2) the threshold for earning any part of the EBITDA Component of the bonus to 90% of the EBITDA Target from 95% of the EBITDA Target, in which case 20% of the EBITDA Component is earned by each participant. The EBITDA Component of the bonus has a 70% weighting and the growth component of the bonus, which remained unchanged, has a 30% weighting. The actual performance bonus will be paid 100% in phantom units or other equivalent awards, one-third of which will vest on each anniversary of the grant date until fully vested. The Compensation Committee has retained the discretion to pay up to 40% of the performance bonus in cash to the participants. The bonus for executive officers of the Company varies from 40% of base salary to 100% of base salary in the case of our Chief Executive Officer.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

(a) On September 19, 2013, the Board of Directors of the Partnership approved amendments to the Partnership’s Code of Ethics and Business Conduct (the “Code”), which applies to directors and executive officers of Lehigh Gas GP LLC, the general partner of the Partnership, and to all employees of Lehigh Gas Corporation, a company which provides significant management and other services to the Partnership. The amended Code (i) includes a letter from the Partnership’s CEO, (ii) enhances the areas covered by the Code, and (iii) states with greater clarity the Partnership’s expectations from its officers and directors and the employees of Lehigh Gas Corporation. The foregoing summary of the changes to the Code is subject to, and qualified by, reference to the full text of the Code, as so amended, a copy of which is available at www.lehighgaspartners.com under “Investors>Corporate Governance” and is also attached hereto as Exhibit 14.1.

Item 7.01. Regulation FD Disclosure

On September 19, 2013, the Partnership issued a press release announcing the closing of its previously disclosed acquisition of certain assets from Rogers Petroleum, Inc. and affiliates. For additional information, reference is made to the press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 24, 2013, the Partnership is presenting information about the Partnership to various investment funds. The accompanying slide presentation for the presentations will be available on the Webcasts & Presentations page of the Company’s website at www.lehighgaspartners.com. The slide presentation for the event is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto are furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Act, except as expressly set forth by specific reference in such filing. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

14.1	Lehigh Gas Partners LP Revised Code of Ethics and Business Conduct

99.1	Press Release, dated September 19, 2013, regarding the Rogers Petroleum acquisition

99.2	Investor Presentation dated September 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP

	By:	Lehigh Gas GP LLC
its general partner

Dated: September 24, 2013	By:	/s/ Frank Macerato
Name: Frank Macerato
Title: General Counsel, Secretary & Chief Compliance Officer

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